Exhibit 99.1

NEWS RELEASE

Westell Technologies Reports Third Quarter Revenue of $25 million
Wireless products drive strong gross margins to 48.5% and GAAP EPS to 3 cents

AURORA, IL, February 3, 2014 – Westell Technologies, Inc. (NASDAQ: WSTL), a global leader of intelligent site and outside plant solutions, today announced results for its fiscal 2014 third quarter ended December 31, 2013.
Consolidated revenue was $25.2 million, led by $14.7 million in sales of intelligent site management solutions, as well as continued strong demand for tower mounted amplifiers (TMAs) and distributed antenna systems (DAS) interface panels.
On a GAAP basis, the Company recorded net income in the quarter ended December 31, 2013, of $1.9 million or $0.03 per share, compared to a net loss of $2.0 million or $0.03 per share in the year-ago quarter. On a non-GAAP basis, the Company recorded net income of $4.2 million or $0.07 per share, compared to a non-GAAP net loss of $1.0 million or $0.02 per share in the year-ago quarter. Please refer to the schedule at the end of this release for a complete GAAP to non-GAAP reconciliation, and other information related to non-GAAP measures.
Cash and short-term investments were $86.8 million at December 31, 2013, compared to $81.5 million at September 30, 2013. Improved net income and working capital contributed to the increased cash position.
“Despite the typical seasonal aspects of the December quarter, we continued to experience strong demand for our wireless products, which exceeded 70% of revenue in the third fiscal quarter. Our financial results also included consolidated gross margins of 48.5% and GAAP earnings of 3 cents per share.” said Chairman and CEO Rick Gilbert. “We believe our results for this quarter position us to achieve our financial goals for fiscal 2014. We also expect our recently announced new product offerings, including Mobile Applications for the Optima Management System and the Kentrox Remote RMC-700, to drive further growth into fiscal 2015.”

Kentrox Segment
Kentrox segment revenue was $14.7 million in the quarter ended December 31, 2013, down 9% from $16.1 million in the fiscal 2014 second quarter ended September 30, 2013. While revenues remained strong this quarter, the sequential decrease was primarily due to the project-based nature of the business which resulted in record high revenues achieved in the prior quarter. Gross profit was $8.8 million and gross margin was 59.8% compared to $8.1 million and 50.4% in the prior quarter. Gross profit and gross margin improvements were due to a lower impact of fair value inventory adjustments from the Kentrox acquisition and a more favorable mix. Kentrox R&D expenses were $0.9 million in both the third and second quarters of fiscal 2014. As a result, Kentrox segment profit was $7.9 million, compared to $7.3 million in the second quarter.

Westell Segment
Westell segment revenue was $10.5 million in the quarter ended December 31, 2013, down 24% from $13.9 million in the prior quarter, but up 19% compared to the year-ago quarter. While demand continued to be strong for new wireless products in this segment, the sequential revenue decrease was primarily due to seasonal variations that are typical in the December quarter, including lower revenue of TMAs, which were at record high revenues in the prior quarter. Gross profit was $3.4 million and gross margin was 32.6%, compared to $4.3 million and 31.1% in the prior quarter. While gross profit decreased as a result of the lower revenue, the margin increased due primarily to lower excess and obsolete inventory costs. Westell R&D expenses were $1.6 million, compared to $1.8 million last quarter. As a result, Westell segment profit was $1.8 million, compared to $2.6 million in the second quarter.

Conference Call Information
Management will address financial and business results during its third quarter conference call on Tuesday, February 4, 2014, at 9:30 AM Eastern Time. Participants may register for the call at http://www.conferenceplus.com/westell. After doing so, they will receive a dial-in number, a passcode, and a personal identification number (PIN) that automatically joins them to the audio conference. Those who do not wish to register may participate in the call by dialing +1 (888) 206 4065 no later than 9:15 AM Eastern Time and using confirmation number 36322318. International participants may dial +1 (630) 827 5974.

This news release and related information that may be discussed on the conference call will be posted on the Investor News section of Westell's website: http://www.westell.com. An archive of the entire call will be available on the site via Digital Audio Replay by approximately 1:00 PM Eastern Time after the call ends. The replay of the conference also may be accessed by dialing +1 (888) 843 7419 or +1 (630) 652 3042 and entering 8083387.
About Westell Technologies
Westell Technologies, Inc., headquartered in Aurora, Illinois, is a global leader of intelligent site and outside plant solutions focused on the high value/growth edge and access networks. The comprehensive solutions Westell provides enable service providers, industrial customers, tower operators, home network users, and other network operators to reduce operating costs while improving network performance. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2013, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
Revenue	$25,236	$8,873	$77,652	$28,145
Gross profit	12,235	3,090	33,434	9,312
Gross margin	48.5%	34.8%	43.1%	33.1%
Operating expenses:
Sales & marketing	3,508	1,862	10,812	5,568
Research & development	2,527	1,375	7,845	4,372
General & administrative	3,402	2,135	10,200	6,837
Restructuring	38	—	273	149
Intangibles amortization	737	234	3,588	652
Total operating expenses	10,212	5,606	32,718	17,578
Operating income (loss)	2,023	(2,516)	716	(8,266)
Other income (expense)	(31)	43	(63)	134
Income (loss) before income taxes and discontinued operations	1,992	(2,473)	653	(8,132)
Income tax benefit (expense)	(38)	1,295	(125)	3,219
Net income (loss) from continuing operations	1,954	(1,178)	528	(4,913)
Income (loss) from discontinued operations, net of income tax (1)	(29)	(787)	(39)	(967)
Net income (loss)	$1,925	$(1,965)	$489	$(5,880)
Basic earnings per share:
Net income (loss) from continuing operations	$0.03	$(0.02)	$0.01	$(0.08)
Net income (loss) from discontinued operations	—	(0.01)	—	(0.02)
Net income (loss)	$0.03	$(0.03)	$0.01	$(0.10)
Diluted earnings per share:
Net income (loss) from continuing operations	$0.03	$(0.02)	$0.01	$(0.08)
Net income (loss) from discontinued operations	—	(0.01)	—	(0.02)
Net income (loss)	$0.03	$(0.03)	$0.01	$(0.10)
Average number of common shares outstanding:
Basic	58,834	58,693	58,678	60,541
Diluted	60,650	58,693	59,765	60,541

(1)
In the first quarter of fiscal year 2014, the Company discontinued the operations of its Customer Networking Solutions (CNS) segment. The Company sold ConferencePlus on December 31, 2011. In the quarter ended December 31, 2012, the Company recorded an after-tax charge of $0.9 million for a pending indemnification claim related to the ConferencePlus sale transaction and an unrelated tax benefit of $0.3 million that resulted from finalizing income tax filings related to the sale.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)
(Unaudited)

	December 31, 2013	March 31, 2013
Assets:
Cash and cash equivalents	$69,649	$88,233
Restricted cash	—	2,500
Short-term investments	17,159	24,349
Accounts receivable, net	12,357	6,689
Inventories	20,544	12,223
Prepaid expenses and other current assets	1,991	1,804
Assets available-for-sale	1,044	—
Total current assets	122,744	135,798
Property and equipment, net	1,267	1,081
Goodwill	8,025	—
Intangibles, net	17,447	5,063
Other non-current assets	435	495
Total assets	$149,918	$142,437
Liabilities and Stockholders’ Equity:
Accounts payable	$6,471	$4,126
Accrued expenses	7,322	3,953
Deferred revenue	236	—
Total current liabilities	14,029	8,079
Deferred revenue long-term	738	—
Contingent consideration long-term	785	2,333
Other long-term liabilities	1,108	948
Total liabilities	16,660	11,360
Total stockholders’ equity	133,258	131,077
Total liabilities and stockholders’ equity	$149,918	$142,437

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine months ended December 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$489	$(5,880)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,034	1,023
Stock-based compensation	1,293	1,062
Restructuring	273	149
Deferred taxes	—	(3,696)
Other	99	(7)
Changes in assets and liabilities:
Accounts receivable	(1,614)	772
Inventory	(3,276)	(1,286)
Accounts payable and accrued expenses	633	1,064
Deferred revenue	(1,989)	(102)
Other	749	(1,304)
Net cash provided by (used in) operating activities	691	(8,205)
Cash flows from investing activities:
Net purchases of short-term investments and debt securities	7,190	(10,768)
Payment for business acquisitions, net	(28,945)	(2,524)
Purchases of property and equipment, net	(399)	(305)
Changes in restricted cash	2,500	3,347
Net cash provided by (used in) investing activities	(19,654)	(10,250)
Cash flows from financing activities:
Purchase of treasury stock	(319)	(12,642)
Proceeds from stock options exercised	718	85
Net cash provided by (used in) financing activities	399	(12,557)
Effect of exchange rate changes on cash	(20)	3
Net increase (decrease) in cash	(18,584)	(31,009)
Cash and cash equivalents, beginning of period	88,233	120,832
Cash and cash equivalents, end of period	$69,649	$89,823

Westell Technologies, Inc.
Segment Statement of Operations1
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31, 2013
	Kentrox	Westell	Total
Revenue	$14,705	$10,531	$25,236
Cost of goods sold	5,906	7,095	13,001
Gross profit	8,799	3,436	12,235
Gross margin	59.8%	32.6%	48.5%
Operating expenses:
Research & development	912	1,615	2,527
Segment profit (loss)	$7,887	$1,821	9,708
Sales & marketing			3,508
General & administrative			3,402
Restructuring			38
Intangible amortization			737
Operating profit (loss)			2,023
Other income (loss)			(31)
Income tax benefit (expense)			(38)
Net income (loss) from continuing operations			$1,954

	Three Months Ended December 31, 2012
	Westell	Total
Revenue	$8,873	$8,873
Cost of goods sold	5,783	5,783
Gross profit	3,090	3,090
Gross margin	34.8%	34.8%
Operating expenses:
Research & development	1,375	1,375
Segment profit (loss)	$1,715	1,715
Sales & marketing		1,862
General & administrative		2,135
Restructuring		—
Intangible amortization		234
Operating profit (loss)		(2,516)
Other income (loss)		43
Income tax benefit (expense)		1,295
Net income (loss) from continuing operations		$(1,178)

(1) In connection with the Kentrox acquisition, the Company completed the integration of the marketing, sales, customer service, and administrative functions into single organizations that now operate across the whole Company. In as much as these organizations are no longer solely dedicated to any one segment and are managed separately at the corporate level, the Company excludes these expenses from segment profit. Segment profit, therefore is defined as gross profit less research and development expenses. Segment profit excludes sales and marketing expenses, general and administrative expenses, the amortization of acquired intangible assets, and restructuring.

Westell Technologies, Inc.
Segment Statement of Operations1
(Amounts in thousands)
(Unaudited)

	Nine Months Ended December 31, 2013
	Kentrox	Westell	Total
Revenue	$42,812	$34,840	$77,652
Cost of goods sold	20,686	23,532	44,218
Gross profit	22,126	11,308	33,434
Gross margin	51.7%	32.5%	43.1%
Operating expenses:
Research & development	2,757	5,088	7,845
Segment profit (loss)	$19,369	$6,220	25,589
Sales & marketing			10,812
General & administrative			10,200
Restructuring			273
Intangible amortization			3,588
Operating profit (loss)			716
Other income (loss)			(63)
Income tax benefit (expense)			(125)
Net income (loss) from continuing operations			$528

	Nine Months Ended December 31, 2012
	Westell	Total
Revenue	$28,145	$28,145
Cost of goods sold	18,833	18,833
Gross profit	9,312	9,312
Gross margin	33.1%	33.1%
Operating expenses:
Research & development	4,372	4,372
Segment profit (loss)	$4,940	4,940
Sales & marketing		5,568
General & administrative		6,837
Restructuring		149
Intangible amortization		652
Operating profit (loss)		(8,266)
Other income (loss)		134
Income tax benefit (expense)		3,219
Net income (loss) from continuing operations		$(4,913)

(1) In connection with the Kentrox acquisition, the Company completed the integration of the marketing, sales, customer service, and administrative functions into single organizations that now operate across the whole Company. In as much as these organizations are no longer solely dedicated to any one segment and are managed separately at the corporate level, the Company excludes these expenses from segment profit. Segment profit, therefore is defined as gross profit less research and development expenses. Segment profit excludes sales and marketing expenses, general and administrative expenses, the amortization of acquired intangible assets, and restructuring.

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
GAAP net income (loss)	$1,925	$(1,965)	$489	$(5,880)
Adjustments:
Inventory fair value step-up (1)	82	—	1,327	—
Deferred revenue adjustment (1)	825	—	1,920	—
Amortization of intangibles (2)	737	234	3,588	652
Income tax benefit (3)	—	(1,394)	—	(3,409)
Restructuring (4)	38	—	273	149
Stock based compensation (5)	553	326	1,293	1,044
(Income) loss from discontinued operations, pre-tax (6)	29	1,777	39	2,065
Total adjustments	2,264	943	8,440	501
Non-GAAP net income (loss)	$4,189	$(1,022)	$8,929	$(5,379)
GAAP net income (loss) per common share:
Basic	$0.03	$(0.03)	$0.01	$(0.10)
Diluted	$0.03	$(0.03)	$0.01	$(0.10)
Non-GAAP net income (loss) per common share:
Basic	$0.07	$(0.02)	$0.15	$(0.09)
Diluted	$0.07	$(0.02)	$0.15	$(0.09)
Average number of common shares outstanding:
Basic	58,834	58,693	58,678	60,541
Diluted	60,650	58,693	59,360	60,541

	Three Months Ended December 31,		Nine Months Ended December 31,
	2013	2012	2013	2012
GAAP operating expense	$10,212	$5,606	$32,718	$17,578
Adjustments:
Amortization of intangibles (2)	(737)	(234)	(3,588)	(652)
Restructuring (4)	(38)	—	(273)	(149)
Stock based compensation (5)	(534)	(322)	(1,258)	(1,024)
Total adjustments	(1,309)	(556)	(5,119)	(1,825)
Non-GAAP operating expense	$8,903	$5,050	$27,599	$15,753
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that these non-GAAP results provide meaningful supplemental information to investors and indicate the Company's core performance and that they facilitate comparison of results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

(1)
On April 1, 2013, the Company purchased Kentrox which required the step-up of certain assets to fair value, which resulted in cost that will not recur once those assets have fully settled. The adjustments remove the increased costs associated with the third-party sales of inventory that was stepped-up and the step-down on acquired deferred revenue that was recognized in the three and nine months ended December 31, 2013.

(2)	Amortization of intangibles is a non-cash expense arising from the acquisition of intangible assets.

(3)
The Company is in a full valuation allowance in fiscal year 2014. The adjustment removes the tax benefits recorded in fiscal year 2013 to reflect the tax result had the Company been in a full valuation allowance in fiscal year 2013.

(4)	Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations.

(5)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting.

(6)
In the first quarter of fiscal year 2014, the Company discontinued the operations of the CNS segment. The Company sold ConferencePlus on December 31, 2011. In the quarter ended December 31, 2012, the Company recorded an after-tax charge of $0.9 million for a pending indemnification claim related to the ConferencePlus sale transaction and an unrelated tax benefit of $0.3 million that resulted from finalizing income tax filings related to the sale. Historical results of operations of the CNS division and ConferencePlus are presented as discontinued operations.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com